UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2007, Joseph Donabauer tendered his resignation as Vice President & Controller of Memory Pharmaceuticals Corp. (the "Registrant") to assume a position at another company. Mr. Donabauer’s resignation will be effective on October 26, 2007.

On September 27, 2007, the Registrant’s Board of Directors appointed James R. Sulat, the Registrant’s President & Chief Executive Officer, as the Registrant’s principal financial officer. Mr. Sulat will not receive any additional compensation in connection with this appointment.

A description of the material terms of the employment agreement between the Registrant and Mr. Sulat and the information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K are incorporated herein by reference to Part III of Amendment No. 1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 30, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

October 1, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel